Exhibit 99.1

Insulet Reports Third Quarter 2024 Revenue Increase of 26%
Year-Over-Year (25% Constant Currency1)

Raising Full Year Revenue and Margin Guidance

ACTON, Mass. - November 7, 2024 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended September 30, 2024.

“We continue to achieve significant milestones and robust revenue growth," said Jim Hollingshead, President and Chief Executive Officer. “Omnipod 5 is the first and only automated insulin delivery system in the U.S. for both type 1 and type 2 diabetes, following recent FDA clearance for the type 2 label indication. Insulet leads the industry, and Omnipod 5 is revolutionizing diabetes care worldwide. I am proud of our team’s daily achievements in improving health outcomes and setting new standards in diabetes management.”

Third Quarter Financial Highlights:

•Third quarter 2024 revenue of $543.9 million, up 25.7%, or 25.4% in constant currency1, compared to $432.7 million in the prior year, exceeds the high end of the Company’s guidance range of 21% in constant currency
◦Total Omnipod revenue of $533.6 million, an increase of 26.4%, or 26.1% in constant currency
▪U.S. Omnipod revenue of $395.6 million, an increase of 23.4%
▪International Omnipod revenue of $138.0 million, an increase of 36.1%, or 34.8% in constant currency
◦Drug Delivery revenue of $10.3 million, consistent with prior year
•Gross margin of 69.3%, up 150 basis points, compared to gross margin of 67.8% in the prior year
•Operating income of $88.1 million, or 16.2% of revenue, up 350 basis points, compared to operating income of $54.8 million, or 12.7% of revenue, in the prior year
•Net income of $77.5 million, or $1.08 per diluted share, compared to net income of $51.9 million, or $0.74 per diluted share, in the prior year.
•Adjusted net income1 of $64.2 million, or $0.90 per diluted share, excludes a tax benefit of $14.8 million primarily associated with the release of the Company’s valuation allowance and a $1.5 million loss on an investment. Adjusted net income in the prior year of $50.0 million, or $0.71 per diluted share, excludes income of $1.9 million associated with the voluntary medical device correction notices issued in 2022
•Adjusted EBITDA1 of $126.1 million, or 23.2% of revenue, up 410 basis points, compared to $82.8 million, or 19.1% of revenue, in the prior year

Recent Strategic Highlights:

•Received FDA clearance for Omnipod 5 for use by the six million people in the U.S. with type 2 diabetes2, making Omnipod 5 the first and only automated insulin delivery system indicated for both type 1 and type 2 diabetes
•Launched U.S. full market release of the Omnipod 5 App for iPhone
1 See description of non-GAAP financial measures contained in this release.
2 The expanded indication for the Omnipod 5 Automated Insulin Delivery System is for use for people with type 2 diabetes ages 18 years and older in the U.S.

•Omnipod named the number one insulin pump for new pump users in Europe3
•Published results in Diabetes Care demonstrating improved glycemic control and psychosocial outcomes in adults with type 1 diabetes compared to pump therapy with CGM.4

2024 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2024, the Company is raising its expected revenue growth to a range of 20% to 21% (previously 16% to 19%). Revenue growth ranges by product line are:
◦Total Omnipod of 21% to 22% (previously 18% to 21%)
▪U.S. Omnipod of 19% to 21% (previously 18% to 21%)
▪International Omnipod of 25% to 27% (previously 18% to 21%)
◦Drug Delivery of (10)% to (5)% (previously (50)% to (40)%)

•For the quarter ending December 31, 2024, the Company expects revenue growth of 12% to 15%. Revenue growth ranges by product line are:
◦Total Omnipod of 13% to 16%
▪U.S. Omnipod of 9% to 12%5
▪International Omnipod of 30% to 33%
◦Drug Delivery of (20)% to (15)% (approximately $7 million to $8 million)

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2024, the Company now expects gross margin to be approximately 69% (previously 68% to 69%, closer to the high end).

For the year ending December 31, 2024, the Company is raising its expected operating margin by 50 basis points to approximately 14.5%.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on November 7, 2024 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod
3 Omnipod was the most frequently chosen pump in the past year among people new to an insulin pump in a survey conducted by dQ&A across Germany, Italy, France, United Kingdom, Spain, Netherlands, Sweden. N=3646; 1H'24: P.47 (August 2024).
4 Renard E et al. Diabetes Care.2024; 47(12):1-10. https://doi.org/10.2337/dc24-1550. Results are from Insulet’s first international randomized controlled trial of Omnipod 5 and demonstrated a 17.5% increase in time in range in those with high baseline A1c.
5 As previously disclosed, U.S. Omnipod revenue in the fourth quarter of 2023 benefited from two stocking dynamics totaling an estimated $30 million to $40 million (impacting fourth quarter of 2024 U.S. Omnipod revenue growth by ~1,100 basis points).

product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be fully controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international business risks, including regulatory, commercial and logistics risks; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers or other manufacturing issues; challenges to the future development of our non-insulin drug delivery product line; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; loss of employees or inability to identify and recruit new employees; risks associated with potential future acquisitions or investments in new businesses; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use our net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2024 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share data)	2024	2023	2024	2023
Revenue	$543.9	$432.7	$1,474.1	$1,187.3
Cost of revenue	166.8	139.4	459.3	388.6
Gross profit	377.1	293.3	1,014.8	798.7
Research and development expenses	54.9	57.8	159.0	163.0
Selling, general and administrative expenses	234.1	180.7	656.2	522.1
Operating income	88.1	54.8	199.6	113.6
Interest expense, net	(1.8)	(1.8)	(4.8)	(7.1)
Other (expense) income, net	(3.4)	0.7	(5.9)	0.3
Income before income taxes	82.9	53.7	188.9	106.8
Income tax (expense) benefit	(5.4)	(1.8)	128.7	(3.8)
Net income	$77.5	$51.9	$317.6	$103.0

Earnings per share:
Basic	$1.11	$0.74	$4.53	$1.48
Diluted	$1.08	$0.74	$4.40	$1.47
Weighted-average number of common shares outstanding (in thousands):
Basic	70,123	69,823	70,047	69,715
Diluted	73,951	73,624	73,830	70,111

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2024	2023	2024	2023
Net income	$77.5	$51.9	$317.6	$103.0
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	2.3	2.5	7.1	—
Net income, diluted	$79.8	$54.4	$324.7	$103.0

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$902.6	$704.2
Accounts receivable, net	375.6	359.7
Inventories	444.9	402.6
Prepaid expenses and other current assets	137.8	116.4
Total current assets	1,860.9	1,582.9
Property, plant and equipment, net	702.9	664.9
Goodwill and other intangible assets, net	151.3	150.4
Deferred tax assets	144.4	1.8
Other assets	165.9	188.2
Total assets	$3,025.4	$2,588.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$40.3	$19.2
Accrued expenses and other current liabilities	423.9	382.6
Current portion of long-term debt	42.0	49.4
Total current liabilities	506.2	451.2
Long-term debt, net	1,356.3	1,366.4
Other liabilities	44.9	37.9
Total liabilities	1,907.4	1,855.5
Stockholders’ equity	1,118.0	732.7
Total liabilities and stockholders’ equity	$3,025.4	$2,588.2

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended September 30,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$395.6	$320.6	23.4%	—%	23.4%
International Omnipod	138.0	101.4	36.1%	1.3%	34.8%
Total Omnipod	533.6	422.0	26.4%	0.3%	26.1%
Drug Delivery	10.3	10.7	(3.7)%	—%	(3.7)%
Total	$543.9	$432.7	25.7%	0.3%	25.4%

	Nine Months Ended September 30,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$1,065.6	$856.4	24.4%	—%	24.4%
International Omnipod	381.4	303.7	25.6%	0.9%	24.7%
Total Omnipod	1,447.0	1,160.1	24.7%	0.2%	24.5%
Drug Delivery	27.1	27.2	(0.4)%	—%	(0.4)%
Total	$1,474.1	$1,187.3	24.2%	0.3%	23.9%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME, DILUTED EPS

	Three Months Ended September 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$82.9	$77.5	$79.8	$1.08
Unrealized loss on investments(1)	2.0	1.5	1.5	$0.02
Tax matters(2)	—	(14.8)	(14.8)	$(0.20)
Non-GAAP	$84.9	$64.2	$66.5	$0.90

	Nine Months Ended September 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$188.9	$317.6	$324.7	$4.40
Unrealized loss on investments(1)	3.8	2.9	2.9	$0.04
Tax matters(2)	—	(173.1)	(173.1)	$(2.34)
Non-GAAP	$192.7	$147.4	$154.5	$2.09

	Three Months Ended September 30, 2023
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$53.7	$51.9	$54.4	$0.74
Voluntary MDCs(4)	(1.9)	(1.9)	(1.9)	$(0.03)
Non-GAAP	$51.8	$50.0	$52.5	$0.71

	Nine Months Ended September 30, 2023
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Diluted Earnings per Share
GAAP	$798.7	67.3%	$113.6	9.6%	$106.8	$103.0	$1.47
Voluntary MDCs(4)	(10.7)		(10.7)		(10.7)	(10.7)	$(0.15)
Non-GAAP	$788.0	66.4%	$102.9	8.7%	$96.1	$92.3	$1.32

(1) Represents non-operating loss resulting from the fair value adjustment of a strategic debt investment.
(2) Includes a tax benefit of $12.1 million and $165.6 million for the three and nine months ended September 30, 2024, respectively, resulting from the release of the Company’s income tax valuation allowance. Also includes a tax benefit of $2.7 million and $7.5 million for the three and nine months ended September 30, 2024, respectively, related to a research and development tax credit recovery project for prior years.

(3) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including the impact of any valuation allowance.
(4) Represents income resulting from an adjustment to estimated costs associated with the voluntary medical device correction (“MDC”) notices issued in the fourth quarter of 2022, which is included in cost of revenue.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)
ADJUSTED EBITDA

	Three Months Ended September 30,				Nine Months Ended September 30,
(dollars in millions)	2024	Percent of Revenue	2023	Percent of Revenue	2024	Percent of Revenue	2023	Percent of Revenue
Net income	$77.5	14.2%	$51.9	12.0%	$317.6	21.5%	$103.0	8.7%
Interest expense, net	1.8		1.8		4.8		7.1
Income tax expense (benefit)	5.4		1.8		(128.7)		3.8
Depreciation and amortization	21.3		18.7		59.3		54.0
Stock-based compensation expense	18.1		10.5		49.3		35.7
Voluntary MDCs(1)	—		(1.9)		—		(10.7)
Unrealized loss on investments(2)	2.0		—		3.8		—
Adjusted EBITDA	$126.1	23.2%	$82.8	19.1%	$306.1	20.8%	$192.9	16.2%

(1) Represents income resulting from an adjustment to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Represents non-operating loss resulting from the fair value adjustment of a strategic debt investment.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

Year Ending December 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	19% - 21%	—%	19% - 21%
International Omnipod	26% - 28%	1%	25% - 27%
Total Omnipod	21% - 22%	—%	21% - 22%
Drug Delivery	(10)% - (5)%	—%	(10)% - (5)%
Total	20% - 21%	—%	20% - 21%

Three Months Ended December 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	9% - 12%	—%	9% - 12%
International Omnipod	31% - 34%	1%	30% - 33%
Total Omnipod	13% - 16%	—%	13% - 16%
Drug Delivery	(20)% - (15)%	—%	(20)% - (15)%
Total	12% - 15%	—%	12% - 15%